Exhibit 99.8

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB REPORTS FINANCIAL RESULTS FOR THIRD QUARTER FISCAL YEAR 2004

Highlights

•	Quarterly revenue reported of $14.8 million

•	Net income of $0.3 million for the quarter

•	Cash plus short-term investments at quarter end of $8.7 million

Houston, Texas, May 11, 2004 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, today announced financial results for its fiscal year 2004 third quarter and nine months ended March 31, 2004.

Third Quarter Results

SPACEHAB reported third quarter 2004 net income of $0.3 million, or $0.02 per share ($0.02 per share diluted), on revenue of $14.8 million compared with prior year quarter net loss of $62.7 million, or $5.06 per basic and diluted share, on revenue of $26.4 million. The disparity in earnings is mainly attributed to SPACEHAB’s recognition of a non-recurring charge of $50.3 million for the prior year’s loss of the Company’s Research Double Module (RDM) that was destroyed in the STS-107 space shuttle tragedy and goodwill impairment of $11.9 million recognized upon termination of the Company’s Flight Crew System Development contract with NASA.

Revenue for the third fiscal quarter of 2004 decreased by approximately 44% from the prior year’s quarterly revenue of $26.4 million primarily due to the previously announced completion of SPACEHAB Government Services (SGS) contracts as well as the continuing postponement of space shuttle missions. NASA has announced that it currently anticipates a return to flight in March of 2005.

Interest expense was approximately $2.2 million for the three months ended March 31, 2004 compared to approximately $1.8 million for the three months ended March 31, 2003. The increase in interest expense is primarily due to the termination of the interest rate swap and write-off of debt placement costs from the refinancing of the Company’s Florida Spacecraft Processing Facility (SPF) mortgage loan on January 29, 2004.

Nine Month Results

SPACEHAB’s nine months earnings were $4.4 million, or $0.35 per share ($0.31 per share diluted), on revenue of $66.5 million compared to a net loss of $61.6 million, or $5.03 per basic and diluted share, on revenue of $81.3 million for first nine months of the prior fiscal year. The prior fiscal year net loss includes a non-recurring charge of $50.3 million for the loss of the RDM and goodwill impairment of $11.9 million. The current fiscal year earnings include goodwill impairment of $8.3 million and investment impairment of $1.8 million which were recorded in the second quarter. Also included in revenue and earnings for the current fiscal year are proceeds of $17.5 million paid by The Boeing Company in termination of certain minimum guarantees under its satellite processing contract with Astrotech.

Under the Company’s previous contract with NASA, and now under contract with Lockheed Martin Corporation, SPACEHAB received additional payments relative to costs incurred in maintaining the capability and staff for space shuttle operations during the suspension of space shuttle flights and for logistics planning and preparation for future space shuttle missions. As stated, revenue and operating earnings for the current fiscal year also reflect the previously announced conclusion of certain NASA contracts in the Company’s SGS business unit during the first nine months of the current fiscal year.

Interest expense was approximately $6.8 million for the nine months ended March 31, 2004 compared to approximately $5.5 million for the nine months ended March 31, 2003. The increase in interest expense is due to write-offs of deferred loan costs upon refinancing the Florida SPF and termination of the interest rate swap.

Liquidity

Combined cash, cash equivalents, and short-term investments at March 31, 2004 were $8.7 million. As previously reported, SPACEHAB completed restructuring its financing of the Florida SPF in January 2004, reducing the facility mortgage obligation by approximately $11.0 million. The facility mortgage was restructured with a principal balance of $6.1 million, a reduced effective interest rate from 7.87% to a fixed rate of 5.5%, and a shortened maturity date of January 2007. The restructured loan is collateralized by certain contract revenues for operations at the facility. Upon restructuring the facility mortgage, the Company paid approximately $1.3 million to retire an interest rate swap agreement.

Deferred revenue as of March 31, 2004 was $7.5 million compared to $16.1 million at June 30, 2003. The decrease is primarily due to the closeout of the Research And Logistics Mission Support (ReALMS) contract and to a previously billed commercial experiment services contract that was to be flown on an upcoming space shuttle mission. Due to ongoing delays in space shuttle missions, the commercial contract was modified and the services will be provided on multiple Russian Progress missions, the first scheduled for launch in July 2004.

Current liabilities decreased to $19.4 million at March 31, 2004 compared to $27.2 million at June 30, 2003 mainly due to a substantial reduction in accounts payable to strategic partner EADS Space Transportation GmbH, the final payment of a shareholder note, and the recognition of the deferred revenue stated above.

SPACEHAB continues to pursue its claim with NASA for indemnification of its losses in the amount of $87.7 million from its RDM that was destroyed during the STS-107 space shuttle tragedy. In a notification received from NASA, the Agency stated that after a review and internal audit of the amounts specified, it intends to advise SPACEHAB of its findings on June 24, 2004. Lloyd’s of London (“Lloyd’s”), the Company’s insurer for the RDM has refiled its complaint, previously filed in U.S. District Court, in the Superior Court of the State of Washington. Lloyd’s alleges that SPACEHAB breached the contracts of insurance by demanding and receiving the insurance proceeds before NASA had paid, or agreed to pay, the contractually obligated $8.0 million indemnification; that SPACEHAB, through its insurance agent, submitted misleading information in obtaining the insurance; and other allegations. SPACEHAB believes that the complaint is without merit and is responding accordingly.

SPACEHAB believes it has sufficient cash to fund ongoing operations and support new business initiatives through the end of the fiscal year. However, in certain scenarios, the Company could face liquidity concerns following the fiscal year end.

Update of Ongoing Operations

Although the grounding of the space shuttle continues to pose challenges for the Company and the industry, SPACEHAB continues to play a key role in NASA’s Space Shuttle and International Space Station (ISS) Programs and is exploring new possibilities for supporting the National Space Vision announced in January 2004. “The new U.S. space exploration policy sets a bold course for NASA,” observed Michael E. Kearney, President and Chief Executive Officer. “A course that will clearly benefit from new commercial services such as those provided by SPACEHAB.”

As the impacts of this vision materialize over time, SPACEHAB management will continue to align its business direction to remain a constructive force in the human spaceflight program. In the long term, management believes that the Company’s core competencies offer opportunities to continue to provide high-value services as well as design, build, and operate assets that could support initiatives beyond low earth orbit. In the near term, SPACEHAB’s primary objective is to continue providing unique services to NASA and the international space community in support of the space shuttle and ISS programs. With this renewed vision, the space shuttle and ISS remain an integral part of the human spaceflight program, at least, through 2010.

The SPACEHAB Flight Services (SFS) business unit continues to support four of the next six ISS missions through its contract with the ISS prime contractor, Boeing, and through its subcontract with the ISS Cargo Mission Contractor, Lockheed Martin Corporation. SPACEHAB will be providing an Integrated Cargo Carrier (ICC) on STS-114, NASA’s return-to-flight mission, and is scheduled to provide NASA with an ICC on space shuttle mission STS-121, a Logistics Single Module (LSM) and an ICC on STS-116, and an LSM and an ICC on STS-118.

On April 15, 2004, the SFS business unit completed a successful transition of its systems integration and operations capabilities from its subcontract with Boeing to an in-house capability. As a result, SPACEHAB personnel will now perform the end-to-end mission integration, hardware development, and sustaining engineering functions required to support the flight of its existing modules on the space shuttle. This move reduces operating costs, increases flexibility in responding quickly to changing customer requirements, and builds upon existing core SPACEHAB capabilities needed to support future logistics and research missions to the ISS.

Additionally, the SFS Space Commerce Development team is formulating its May 20, 2004 response to the recently released NASA Exploration Systems Enterprise Request for Information. In SPACEHAB’s response, SFS will provide insight to the NASA Office of Exploration regarding SPACEHAB’s innovative payload/crew integration and transportation concepts as well as its proven capabilities and processes that could effectively and efficiently support the evolving phases of the nation’s vision for completion of the ISS and the exploration of the moon, Mars and the solar system.

Although the commercial satellite market is relatively slow, SPACEHAB’s Astrotech business unit experienced heavier traffic through both its owned and managed payload processing facilities. During the third quarter, Astrotech supported the successful launches of three communications satellites. The Telstar 14/Estrela do Sul 1 satellite lifted off from the Odyssey Launch Platform positioned on the equator in the Pacific Ocean on January 10, 2004 after processing at the Sea Launch Home Port in Long Beach, California. February 5 saw the launch of the AMC-10 telecommunications satellite from Cape Canaveral Air Force Station (CCAFS). The satellite will provide cable television services to all 50 states, Mexico and the Caribbean. An Atlas III rocket lifted off from CCAFS on March 13, 2004 to place into orbit the Astrotech-processed MBSAT satellite which will deliver digital multimedia information services to mobile users throughout Japan and Korea.

Astrotech also provided payload processing services in support of several missions to be launched after SPACEHAB’s third quarter. The Boeing Satellite Systems Superbird-6, the DirecTV-7S, the environmental monitoring ROCSAT-2, the Space Systems/Loral-built Telstar 18, and the Northrop Grumman-built NASA AURA spacecrafts, as well as the NASA APL MESSENGER spacecraft, the first direct NASA contract for Astrotech services in Florida, are all benefiting from Astrotech’s facilities and capabilities.

In support of the United States Air Force (USAF) and Boeing, Astrotech is providing processing services for two Global Positioning System (GPS) spacecraft upper stage solid rocket motor assemblies. While the USAF upgrades their existing GPS facility, Astrotech is providing this capability normally managed in government facilities. Additionally, the payload fairings and spacecraft simulator for the Delta IV/USAF Heavy Demonstration mission are in process at Astrotech’s Florida facility. Launch is scheduled for no earlier than the first week of July and will represent the first launch of a heavy configuration for the Evolved Expendable Launch Vehicle (EELV).

The Company’s SPACEHAB Government Services (SGS) business unit continues its configuration management and product development services in support of NASA’s ISS Program at the Johnson Space Center. Through NASA’s Program Integration and Control contract, SGS is supporting NASA with the development and implementation of the Agency’s fiscal year 2005 ISS Program Operating Plan which becomes part of NASA’s overall budget.

Conference Call

SPACEHAB will host a conference call at 10:00 a.m. Central time following the earnings release. During the call, management will discuss the Company’s third quarter financial results as well as other recent and potential future developments relating to SPACEHAB. To participate on the call, please dial 888.532.2976 (domestic calls) or 904.779.4727 (international calls) and ask for the SPACEHAB Earnings Conference. A taped replay will be available following the conference call and accessible via access code 23687926 until 11:59 p.m. Eastern time on May 12, 2004 at 800.252.6030 (domestic calls) or 402.220.2491 (international calls). To hear a replay of the call via the Internet, visit the Investor Relations section of the SPACEHAB website at www.spacehab.com. This audio archived webcast of the conference call will be available on the Company website for 90 days.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. In addition to those risks and uncertainties discussed herein, such risks and uncertainties include, but are not limited to, whether the Company will fully realize the economic benefits under its U.S. National Aeronautics and Space Administration (“NASA”) and other customer contracts, whether NASA and other customers will continue to utilize the Company’s habitat modules and related commercial space assets, whether plans to complete the International Space Station (“ISS”) are fulfilled, continued availability and use of the U.S. Space Shuttle system, technological difficulties, product demand and market acceptance risks, the effect of economic conditions, uncertainty in government funding, the impact of competition, delays and uncertainties in future space shuttle and ISS programs, resolution of the Company’s indemnification claim with NASA arising from the loss of the Columbia orbiter and its crew during the STS-107 mission, and other risks described in reports filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Director of Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

Tables follow

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2004	2003	2004	2003
Revenue	$14,800	$26,413	$66,466	$81,275
Costs of revenue	9,815	22,123	36,172	66,516

Gross profit	4,985	4,290	30,294	14,759

Operating expenses
Selling, general and administrative	2,545	3,146	8,880	9,229
Research and development	7	20	9	105
Nonrecurring charge, loss of Research Double Module	—	50,268	—	50,268
Goodwill impairment	—	11,925	8,274	11,925
Impairment of investment in Guigne	—	—	1,800	—

Total operating expenses	2,552	65,359	18,963	71,527

Income (loss) from operations	2,433	(61,069)	11,331	(56,768)
Interest expense	(2,177)	(1,842)	(6,776)	(5,541)
Interest and other income (expense), net	22	(26)	97	(56)

Income (loss) before income taxes	278	(62,937)	4,652	(62,365)
Income tax (expense) benefit	(11)	218	(251)	727

Net income (loss)	$267	$(62,719)	$4,401	$(61,638)

Income (loss) per share
Net income (loss) per share – basic	$0.02	$(5.06)	$0.35	$(5.03)

Shares used in computing net income (loss) per share – basic	12,476,342	12,398,775	12,415,977	12,263,426

Net income (loss) per share – diluted	$0.02	$(5.06)	$0.31	$(5.03)

Shares used in computing net income (loss) per share – diluted	14,264,818	12,398,775	14,039,798	12,263,426

SPACEHAB, INCORPORATED AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2004	June 30, 2003
ASSETS
Cash and cash equivalents	$2,044	$1,301
Short-term investments	6,628	14,047
Accounts receivable, net	5,827	6,780
Prepaid expenses and other current assets	672	343

Total current assets	15,171	22,471
Property, plant, and equipment, net of accumulated depreciation and amortization of $51,732 and $48,700, respectively	80,482	83,689
Other assets, net	4,314	15,196

Total assets	$99,967	$121,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	19,448	27,221
Long-term liabilities	68,815	89,045
Stockholders’ equity	11,704	5,090

Total liabilities and stockholders’ equity	$99,967	$121,356

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